UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 15, 2012 (March 9, 2012)

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
or organization)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 8, 2012 Mr. William Haus informed the Board of Directors of THT Heat Transfer Technology, Inc. (the “Company”) his intention to resign as the director and chairman of the Audit Committee, effective on March 9, 2012. Mr. Haus’ resignation is not in connection with any known disagreement with the Company on any matter. In connection with the resignation of Mr. Haus, the board of the Company appointed Mr. Jingxu Chen as the director, effective on March 15, 2012. Mr. Chen is an independent director pursuant to the independence requirement under NASDAQ Rule 5605(c)(2)(A)(ii). Mr. Chen will be a member of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board of Directors. Mr. Chen will also serve as chairman of the Audit Committee. He qualifies as an audit committee financial expert. Mr. Chen will serve as a director until the next annual shareholder meeting or until his successor has been duly appointed or elected, whichever is the earlier. A copy of the press release announcing Mr. Haus’s resignation and the appointment of Mr. Chen is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

Mr. Chen has around 15 years’ accounting and auditing experience, from which he has gained extensive knowledge of China, US, Hong Kong and International Financial Reporting Standards (IFRS). After beginning his career as an Auditor with PricewaterhouseCoopers (PwC) in 1997, he was promoted to Senior Auditor in 1999 and remained with PwC until 2004, when he joined Schwartz Levitsky Feldman LLP as Senior Auditor. In 2006, Mr. Chen joined NASDAQ-listed China BAK Battery, Inc., where he offers strategic counsel on finance and accounting related matters in his role as Financial Consultant. Mr. Chen holds a bachelor’s degree in Accounting and Auditing from Shenzhen University, People’s Republic of China.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Number	Description
99.1	Press Release, dated March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THT HEAT TRANSFER TECHNOLOGY, INC.

Date: March 15, 2012	/s/ Guohong Zhao
Guohong Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 15, 2012